UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/15/2011

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14206

Texas	74-0607870
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas 79901
(Address of principal executive offices, including zip code)

(915) 543-5711
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On November 15, 2011, El Paso Electric Company (the "Company") and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee") of the Rio Grande Resources Trust II (the "Trust"), entered into an amended and restated credit agreement (the "Agreement") with JPMorgan Chase Bank, N.A., as administrative agent and issuing bank, Union Bank, N.A., as syndication agent, and various lending banks party thereto. Under the terms of the Agreement, the Company has available a $200 million revolving credit facility (the "Facility") for a term ending September 23, 2016. The Company may request that the Facility be increased up to a total of $300 million during the term of the Agreement.

The Agreement provides that amounts borrowed under the Facility by the Company may be used for, among other things, working capital and general corporate purposes. Any amounts borrowed by the Trustee may be used, among other things, to finance the acquisition and processing of nuclear fuel, which is accomplished through the Trust. Amounts borrowed by the Trustee are guaranteed by the Company. The Facility is unsecured. The Agreement requires compliance with certain covenants, including a total debt to capitalization ratio.

In addition to other minor modifications, the Agreement extended the term of, and reduced the borrowing rate under, the Company's existing $200 million revolving credit facility dated September 23, 2010.

Item 8.01.    Other Events

At its weekly meeting on November 15, 2011, the City Council for the City of El Paso (the "City") adopted a resolution which established temporary rates for customers of El Paso Electric Company (the "Company") residing within the City limits at the same rates as are currently in effect. The temporary rates will be effective from November 15, 2011 until a final determination is made on the Company's rates in the rate proceeding ordered by the City. The Company expects the final determination in the rate case to be rendered by the Public Utility Commission of Texas ("PUCT"). Upon a final rate determination, the City or PUCT (i) shall authorize the Company to surcharge bills to recover the amounts by which the money collected under the temporary rates are less than the amounts that would have been collected under the final rates, plus interest; or (ii) may order a refund to customers of the amounts collected under the temporary rates that are in excess of the final rates, plus interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Date: November 15, 2011	By:	/s/ David G. Carpenter
David G. Carpenter
Senior Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)